UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 10, 2015, Zogenix, Inc. (the “Company” or “Zogenix”) entered into an asset purchase agreement (“Asset Purchase Agreement”) with Pernix Ireland Limited (“Pernix Limited”) and Pernix Therapeutics Holdings, Inc., as guarantor (“Pernix Therapeutics” and, together with Pernix Limited, “Pernix” or the “Buyers”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, the Company agreed to sell its Zohydro ER business to the Buyers, including the registered patents and trademarks, certain contracts, the new drug application and other regulatory approvals, documentation and authorizations, the books and records, marketing materials and product data relating to Zohydro ER.

Under the terms of the Asset Purchase Agreement, the Buyers will pay the Company $30 million in cash upon closing (the “Closing”) of the transaction, $3 million of which will be deposited into escrow to fund potential indemnification claims for a period of 12 months (“Escrow Period”). At the Closing, the Company will also receive $50 million in the form of a secured promissory note (the “Note”) and $20 million in common stock consideration from Pernix (based on the $11.89 per share closing price of Pernix Therapeutic’s common stock on the trading day immediately preceding the execution date). The Note will mature four months after the Closing, which maturity date may be extended in Pernix’s sole discretion by up to an additional two months and, in the event of certain intellectual property matters, by up to an additional four months, for an aggregate extension of the maturity date to ten months from closing. The Note is subject to customary events of default, including cross-defaults to certain defaults under Pernix’s debt facilities, and will be secured by substantially all of the purchased assets. Upon repayment of the Note, $7 million of the $50 million payable thereunder will be deposited into the escrow to fund potential indemnification claims through the Escrow Period. In addition, the Company has agreed to indemnify Pernix for certain intellectual property matters up to an aggregate amount of $5 million.

In addition to the upfront cash payment, the Company is eligible to receive additional cash payments of up to $283.5 million based on the achievement of pre-determined milestones, including a $12.5 million payment upon approval by the U.S. Food and Drug Administration of an abuse-deterrent extended-release hydrocodone tablet (currently in development in collaboration with Altus Formulation Inc.) and up to $271 million in potential sales milestones. Pursuant to the Asset Purchase Agreement, Pernix has agreed to use commercially reasonable efforts (as defined in the Asset Purchase Agreement) to meet such milestones. Furthermore, Pernix will assume responsibility for the Company’s obligations under the purchased contracts and regulatory approvals, as well as other liabilities associated with the Zohydro ER business arising after the Closing date. The Company will retain all liabilities associated with the Zohydro ER business arising prior to the Closing date.

The Asset Purchase Agreement contains customary representations, warranties and covenants, including covenants to cooperate in seeking regulatory approvals, as well as the Company’s agreement not to compete in the single entity, extended-release hydrocodone market for five years following the Closing. The obligation of the Buyers to purchase the Zohydro ER business is subject to the satisfaction or waiver of a number of conditions set forth in the Asset Purchase Agreement, including (i) the accuracy of the representations and warranties and compliance with covenants contained in the Asset Purchase Agreement, (ii) the absence of any law or order by any governmental authority that would make illegal or otherwise prohibit the consummation of the transactions under the Asset Purchase Agreement, (iii) all required consents of, notifications to and filings with any governmental authority shall have been made and any waiting periods shall have expired, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the absence of any actions or proceedings challenging or seeking to restrain or prohibit any of the transactions under the Asset Purchase Agreement, (v) there not having been a material adverse effect with respect to the Company’s Zohydro ER business, (vi) the delivery to the Buyers of a transition services agreement, registration rights agreement, escrow agreement and other ancillary transaction documents and receipt of third party consents, and (vii) other customary conditions. In addition, the Company is required to extinguish all encumbrances on the assets to be sold to Pernix, including the security interests previously granted to Oxford Finance LLC and Silicon Valley Bank (together, the “lenders”) pursuant to the Company’s loan and security agreement, dated December 30, 2014, with the lenders. The Company is currently in discussions with the lenders to amend the loan and security agreement to remove the security interests on the assets to be sold to Pernix. However, if the Company is unable to reach an agreement with the lenders, the Company expects to eliminate its existing debt obligation to the lenders by repaying all amounts owed under the loan and security agreement, including applicable termination fees, which as of December 31, 2014 was $23.3 million.

The Company expects the Closing to occur during April 2015, subject to the satisfaction of the foregoing closing conditions. Either party may terminate the Asset Purchase Agreement if the Closing has not occurred by May 9, 2015, provided that if the Closing has not occurred due to lack of governmental approval, the Closing may be extended up to 60 additional days to obtain such approval. The Company and Pernix may also terminate the Asset Purchase Agreement by mutual consent, for a material uncured breach by the other party, or if a final governmental order prohibiting the transaction is issued.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, copies of which the Company expects to file with the Company’s applicable Quarterly Report on Form 10-Q. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Asset Purchase Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Asset Purchase Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Asset Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. In reviewing the representations, warranties and covenants contained in the Asset Purchase Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Asset Purchase Agreement to be characterizations of the actual state of facts or conditions of the Company or the Zohydro ER business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the U.S. Securities and Exchange Commission. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

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Zogenix cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-

looking statements include statements regarding the timing and likelihood of closing the Zohydro ER transaction and the potential to receive future milestone payments from the Zohydro ER transaction. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: the uncertainty of approval under the HSR Act for the proposed sale of Zohydro ER; the parties’ ability to satisfy the conditions to closing the proposed transaction on the anticipated timeline or at all; Pernix’s ability to repay the Note when expected; the value of the common stock consideration is subject to changes based on fluctuations in the value of Pernix Therapeutics’ common stock; long-term financial risks associated with selling Zogenix’s commercialized and registered products; potential litigation costs that may arise due to opposition to the proposed transaction; and other risks detailed in Zogenix’s public periodic filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 2.02	Results of Operations and Financial Condition.

On March 10, 2015, Zogenix, Inc. issued a press release announcing its financial results for the fourth quarter and full-year ended December 31, 2014. A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 2.02 of the Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 10, 2015	By:	/s/ Ann D. Rhoads
		Name:	Ann D. Rhoads
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 10, 2015